UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2011

DEMANDTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33634 (Commission File Number)	94-3344761 (I.R.S. Employer Identification Number)

1 Franklin Parkway

Building 910

San Mateo, CA 94403

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (650) 645-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 31, 2011, Mark A. Culhane, Executive Vice President and Chief Financial Officer of DemandTec, Inc. (the “Company”), entered into an amendment (the “Amendment”) to the written stock sales plan that he previously entered into on April 28, 2010 (the “April 2010 Plan”) in accordance with the guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding securities transactions.  Rule 10b5-1 allows corporate officers and directors to adopt written, pre-arranged stock trading plans when they do not have material, non-public information.  Under these plans, insiders can gradually diversify their investment portfolios and can avoid concerns about whether they had material, non-public information when they sold stock.  All transactions under the plans will be disclosed publicly through required Form 4 and Form 144 filings with the Securities and Exchange Commission (the “SEC”).

Under the Amendment, in addition to the shares of the Company’s Common Stock (“Common Stock”) to be sold or already sold pursuant to the April 2010 Plan, Mr. Culhane will sell up to an additional 75,250 shares of Common Stock issuable upon settlement of outstanding performance-based restricted stock units (“PSUs”) and time-based restricted stock units, commencing May 23, 2011.  The April 2010 Plan, including the Amendment, is scheduled to terminate in July 2011, unless terminated earlier.  The number of shares to be sold under the plan and the timing of such sales will depend on certain factors, including the prevailing market price and trading volume of the Common Stock as well as the number of shares actually issued upon settlement of the PSUs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEMANDTEC, INC.

DATE: February 4, 2011	By:	/s/ Michael J. McAdam
Michael J. McAdam
General Counsel and Secretary